Exhibit 99.1

Mirion Technologies Announces Results for the Fiscal Quarter Ended September 30, 2021

•	GAAP revenues for the fiscal quarter ended September 30, 2021 increased 26% to $144.3 million, compared to $114.6 million in the prior-year period

•	GAAP net loss for the quarter increased 15.8% to ($46.7) million

•	Adjusted revenues up 29% to $148 million; Adjusted EBITDA up 28% to $30.9 million

•	Larry Kingsley joins Mirion Technologies as Chairman of the Board after successful completion of business combination with GS Acquisition Holdings Corp II

•	Mirion Technologies trading on the New York Stock Exchange under the ticker symbol MIR following successful business combination

Atlanta, GA – November 12, 2021 – Mirion Technologies, Inc. (“Mirion”) (NYSE: MIR), a global provider of detection, measurement, analysis and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced results for the quarter ended September 30, 2021 for Mirion Technologies (TopCo), Ltd (“Legacy Mirion”). Legacy Mirion was the parent company for the Mirion business before the business combination with GS Acquisition Holdings Corp II (“GSAH”) which closed on October 20, 2021.

Revenue for the quarter increased 26% to $144.3 million from $114.6 million in the prior-year period and adjusted revenues in the quarter increased 29% to $148.0 million from $114.6 million in the prior-year period. The increase in revenue was largely driven by acquisitions within the company’s Medical segment, partially offset by lower revenue growth in the Industrial segment. Organic growth for the quarter ending September 30, 2021 was (0.1%) versus 8.5% in the prior-year comparable period. Organic growth for the nine-months ended September 30, 2021 was 4.0% versus 3.3% for the prior-year comparable period.

Income (loss) from operations for the quarter was a loss of $8.9 million compared to income of $4.6 million for the prior period. Income from operations as a percentage of revenue was negative 6.2% compared to a positive 4.0% in the prior year quarter. Adjusted EBITDA was $30.9 million, compared to the prior-year period of $24.0 million. Adjusted EBITDA margins as a percentage of adjusted revenue remain flat over the period as the incremental gross margin expansion was offset by higher operating expenses primarily related to the product mix in the medical acquisitions, investments in growth-focused R&D and incremental corporate expenses related to public company requirements.

For the Medical segment, revenue for the quarter was $52.0 million and adjusted revenue was $55.7 million, a 155% and 173% increase, respectively, over the prior-year period driven by acquisitions. For the Industrial segment, revenue and adjusted revenue for the quarter was $92.3 million, compared to $94.2 million in the prior year.

Thomas Logan, Mirion’s CEO commented, “Our team delivered an outstanding result for the quarter ended September 30, 2021. We performed well in a challenging and dynamic environment and are well-positioned to execute on the broad-based demand for our leading product portfolio. We have seen a number of supply chain challenges and logistical delays throughout the COVID pandemic, but have been generally successful in mitigating by supporting suppliers in sourcing critical components, extending our sales and operational planning forecast windows, and leaning on our strong strategic inventory positions. This is an area of significant focus for me and the entire Mirion team, and we are sustaining a vigilant posture toward the evolving challenges. Lastly, I’m very excited as we move forward with our enhanced capital structure following the business combination with GSAH. We expect this new structure will provide us with increased flexibility to drive internal and external stakeholder value by capitalizing on organic and inorganic opportunities, while enhancing margins as we optimize the business and our footprint.”

Larry Kingsley, Mirion’s Chairman of the Board commented, “I am pleased to join Mirion at this exciting inflection point. Mirion is poised to deliver long-term growth through its leading positions across several industries. The company has strong competitive advantages from its technology and opportunities for sustained topline and bottom-line improvements over time. Coupled with a diverse and leading product portfolio, a strong R&D platform, and ample room for integration and efficiency initiatives, I am excited about the near and long-term prospects for our internal and external stakeholders.”

On October 20, 2021, Mirion completed its business combination with GSAH and as of October 20, 2021, pro forma for the closing of the business combination, Mirion had liquidity of approximately $230 million including $139 million in cash and cash equivalents, approximately $90 million from an undrawn revolver offset with $8 million of letters of credit.

Outlook

Legacy Mirion previously provided guidance for the twelve months ending June 30, 2022 in connection with the now completed business combination with GSAH and for this period Mirion continues to expect:

•	Adjusted revenue of approximately $723 million

•	Adjusted EBITDA of approximately $179 million

Guidance excludes approximately $9 million of projected adjusted revenue and $2.5 to $3.0 million of projected adjusted EBITDA from the CIRS acquisition – assuming a December 1, 2021 transaction closing date.

Our guidance and projections assume a Euro to U.S. Dollar exchange rate of 1.23, consistent with the previously provided guidance. Additionally, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations that have not yet occurred, are out of Mirion’s control or cannot be reasonably predicted. Accordingly, a reconciliation for our guidance of adjusted revenue and adjusted EBITDA is not available without unreasonable effort. Legacy Mirion’s last fiscal year ended June 30, 2021 before the business combination with GSAH. Mirion adopted a calendar year fiscal year in connection with the closing of the business combination.

Conference Call

Mirion will host a conference call today, November 12, 2021 at 8:00 a.m. ET to discuss its financial results. Participants may access the call at 1-877-407-9208, international callers may use 1-201-493-6784, and request to join the Mirion Technologies Inc. earnings call. A live webcast will also be available at https://ir.mirion.com/news-events.

A telephonic replay will be available shortly after the conclusion of the call and until, November 25, 2021. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13724852. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future growth prospects, future financial and operating performance, including our financial outlook for the twelve months ending June 30, 2022, our growth strategy and pending and future acquisitions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, financial, political and legal conditions; risks related to global economic weakness and uncertainty; risks related to the continued growth of Mirion’s end markets; Mirion’s ability to meet or anticipate technology changes; Mirion’s ability to predict its future operational results; risks related to the disruption of Mirion’s customers’ orders or Mirion’s customers’ markets; less favorable contractual terms with large customers; risks related to governmental contracts; Mirion’s ability to mitigate risks associated with long-term fixed price contracts; Mirion’s ability to manage its supply chain or difficulties with third-party manufacturers; risks related to competition; Mirion’s ability to manage disruptions of, or changes in, its independent sales representatives, distributors and original equipment manufacturers; Mirion’s ability to issue debt, equity, or equity-linked securities in the future; Mirion’s ability to realize sales expected from its backlog of orders and contracts; risks related to future legislation and regulation of Mirion’s markets both in the United States and abroad; risks related to the costs or liabilities associated with product liability; Mirion’s ability to source, close and integrate acquisitions, including risks in realizing the value of goodwill and intangible assets and in realizing the expected benefit from any synergies from acquisitions or internal restructuring and improvement efforts; risks related to the global scope of Mirion’s operations, including operations in international and emerging markets; risks related to Mirion’s exposure to fluctuations in foreign currency exchange rates; Mirion’s ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to Mirion’s ability to protect or enforce its proprietary rights on which its business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; risks associated with Mirion’s limited history of operating as an independent company; Mirion’s ability to attract, train and retain key members of its leadership team and other qualified personnel; Mirion’s ability to effectively manage its growth and recruit and retain key employees; and the impact of the global COVID-19 pandemic on Mirion’s results of operations, financial performance or other financial metrics, or on any of the foregoing risks. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including our Quarterly Report on Form 10-Q and other periodic reports on Forms 10-K and 10-Q filed or to be filed with the SEC.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Mirion

Mirion Technologies is a leading provider of detection, measurement, analysis and monitoring solutions to the nuclear, defense, medical and research end markets. The organization aims to harness its unrivaled knowledge of ionizing radiation for the greater good of humanity. Headquartered in Atlanta (GA – USA), Mirion employs around 2,500 people and operates in 13 countries. For more information, and for the latest news and content from Mirion, visit Mirion.com.

Contacts

For investor inquiries:

Brian Schopfer

ir@mirion.com

For media inquiries:

Matthew Maddox

mmaddox@mirion.com

Mirion Technologies (TopCo), Ltd.

Unaudited Interim Condensed Consolidated Balance Sheets

(In millions, except share data)

	September 30, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$100.6	$101.1
Restricted cash	0.8	0.8
Accounts receivable, net of allowance for doubtful accounts of $6.0 and $6.1, respectively	117.6	133.3
Costs in excess of billings on uncompleted contracts	61.4	57.2
Inventories	116.6	113.2
Deferred cost of revenue	0.7	0.3
Prepaid expenses and other currents assets	30.2	28.0

Total current assets	427.9	433.9
Property, plant, and equipment, net	90.5	88.8
Operating ROU assets	43.3	—
Goodwill	675.3	681.5
Intangible assets, net	308.8	326.3
Restricted cash	0.5	0.5
Other assets	17.1	16.2

Total assets	$1,563.4	$1,547.2

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$47.4	$47.1
Deferred contract revenue	59.0	50.4
Notes payable to third-parties, current	5.6	6.4
Operating lease liability, current	9.3	—
Accrued expenses and other current liabilities	78.7	84.3

Total current liabilities	200.0	188.2
Notes payable to related parties, non-current	1,170.4	1,170.5
Notes payable to third-parties, non-current	882.8	885.7
Interest accrued on notes payable to related parties	97.7	64.8
Operating lease liability, non-current	38.9	—
Deferred income taxes and other liabilities	72.6	77.5

Total liabilities	2,462.4	2,386.7
Commitments and contingencies (Note 9)
Stockholders’ deficit:
A Ordinary shares, $0.01 nominal value, 3,000,000 shares authorized, 1,483,795 issued and outstanding at both September 30, 2021 and June 30, 2021	—	—
B Ordinary shares, $0.01 nominal value, 7,000,000 shares authorized, 5,353,970 issued and outstanding at both September 30, 2021 and June 30, 2021	0.1	0.1
Additional paid-in capital	9.5	9.5
Receivable from Employees for purchase of Common Stock	(1.9)	(2.4)
Accumulated deficit	(937.6)	(888.0)
Accumulated other comprehensive income	28.8	39.2

Mirion Technologies (TopCo), Ltd. stockholders’ deficit	(901.1)	(841.6)
Noncontrolling interests	2.1	2.1

Total stockholders’ deficit	(899.0)	(839.5)

Total liabilities and stockholders’ deficit	$1,563.4	$1,547.2

Mirion Technologies (TopCo), Ltd.

Unaudited Interim Condensed Consolidated Statements of Operations

(In millions, except per share data)

	Three months ended September 30,
	2021	2020
Revenues:
Product	$107.3	$80.9
Service	37.0	33.7

Total revenues	144.3	114.6
Cost of revenues:
Product	64.5	49.9
Service	17.9	18.0

Total cost of revenues	82.4	67.9

Gross profit	61.9	46.7
Operating expenses:
Selling, general and administrative	62.3	37.6
Research and development	8.5	4.5

Total operating expenses	70.8	42.1

Income (loss) from operations	(8.9)	4.6
Other expense (income):
Third party interest expense	10.8	10.0
Related party interest expense	33.0	27.9
Foreign currency (gain) loss, net	(1.4)	8.1
Other expense, net	0.1	—

Loss before provision (benefit) from income taxes	(51.4)	(41.4)
Benefit from income taxes	(4.7)	(1.0)

Net loss	(46.7)	(40.4)
Loss attributable to noncontrolling interests	—	—

Net loss attributable to Mirion Technologies (TopCo), Ltd. stockholders	$(46.7)	$(40.4)

Basic and Diluted loss per share:
Loss per common share attributable to Mirion Technologies (TopCo), Ltd stockholders – basic and diluted	$(7.01)	$(6.24)
Weighted average common shares outstanding – basic and diluted	6.665	6.478

Mirion Technologies (TopCo), Ltd.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

(In millions)

	Three months ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(46.7)	$(40.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrual of in-kind interest on notes payable to related parties	32.8	28.4
Depreciation and amortization expense	21.1	16.6
Share-based compensation expense	—	0.1
Amortization of debt issuance costs	0.9	0.6
Provision for doubtful accounts	0.3	—
Inventory obsolescence write down	—	1.1
Change in deferred income taxes	(2.9)	(0.1)
Loss on disposal of property, plant and equipment	0.1	0.1
Loss (Gain) on foreign currency transactions	(1.4)	6.1
Other	1.8	0.2
Changes in operating assets and liabilities:
Accounts receivable	14.2	7.1
Costs in excess of billings on uncompleted contracts	(4.6)	(7.5)
Inventories	(4.8)	(7.2)
Deferred cost of revenue	(0.4)	0.1
Prepaid expenses and other current assets	(1.9)	(0.6)
Accounts payable	0.9	(4.3)
Accrued expenses and other current liabilities	(6.9)	(2.8)
Deferred contract revenue	10.0	(4.2)
Other assets	0.7	0.1
Other liabilities	(2.1)	0.1

Net cash provided by (used in) operating activities	11.1	(6.5)

INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash and cash equivalents acquired	(0.9)	(27.2)
Purchases of property, plant, and equipment and badges	(8.8)	(5.1)

Net cash used in investing activities	(9.7)	(32.3)

FINANCING ACTIVITIES:
Borrowings from notes payable to third-parties, net of discount and issuance costs	1.9	—
Principal repayments	(2.3)	(2.2)
Payment on revolving term loan	—	(35.0)

Net cash used in financing activities	(0.4)	(37.2)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1.5)	1.4

Net decrease in cash, cash equivalents, and restricted cash	(0.5)	(74.6)
Cash, cash equivalents, and restricted cash at beginning of period	102.4	120.0

Cash, cash equivalents, and restricted cash at end of period	$101.9	$45.4

Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Adjusted revenues is defined as U.S. GAAP revenues adjusted to remove the impact of purchase accounting on the recognition of deferred revenue.

Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of the other items described in the table below.

Adjusted segment revenues is defined as U.S. GAAP revenues by segment adjusted to remove the impact of purchase accounting on the recognition of deferred revenue.

Adjusted EBITDA by segment is defined as net income before interest expense, income tax expense, depreciation and amortization the other items described by segment in the table below.

The following tables present a reconciliation of certain non-GAAP financial measures for the three-month periods ended September 30, 2021 and September 30, 2020.

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
($ in millions)	Revenues	Net Loss	Revenues	Net Loss
Total GAAP	$144.3	$(46.7)	$114.6	$(40.4)
Revenue reduction from purchase accounting	3.7	3.7	—	—
Foreign currency (gain) loss, net	—	(1.4)	—	8.1
Amortization of acquired intangibles	—	16.1	—	12.2
Non-operating expenses(1)(2)	—	15.0	—	2.9
Tax impact of adjustments above	—	(6.8)	—	(3.7)
Adjusted Revenues and Net Loss	$148.0	$(20.1)	$114.6	$(20.9)

($ in millions)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Net loss	$(46.7)	$(40.4)
Interest expense, net	43.8	37.9
Income tax (benefit) provision	(4.7)	(1.0)
Amortization	16.1	12.2
EBITA	$8.5	$8.7
Depreciation	5.1	4.3
EBITDA	$13.6	$13.0
Foreign currency (gain) loss, net	(1.4)	8.1
Revenue reduction from purchase accounting	3.7	—
Non-operating expenses(1)(2)	15.0	2.9
Adjusted EBITDA	$30.9	$24.0

(1)

Pre-tax non-operating expenses of $15.0 million for the three months ended September 30, 2021 includes $8.7 million of Business Combination and public company transition costs, $3.6 million in costs to achieve operational synergies, $1.5 million of restructuring costs, and $1.2 million of costs to achieve information technology system integration and efficiency.

(2)

Pre-tax non-operating expenses of $2.9 million for the three months ended September 30, 2020 includes $1.2 million in costs to achieve operational synergies, $0.9 million of mergers and acquisition expenses, and $0.8 million of costs to achieve information technology system integration and efficiency.

The following tables present a reconciliation of non-GAAP Adjusted Revenue and Adjusted EBITDA by segment for the three-month periods ended September 30, 2021 and September 30, 2020.

	For the Three Months Ended September 30, 2021
($ in millions)	Medical	Industrial	Corporate & Other	Consolidated
Revenues	$52.0	$92.3	$—	$144.3
Revenue reduction from purchase accounting	3.7	—	—	3.7
Adjusted Revenues	$55.7	$92.3	$—	$148.0
Income from operations	$2.6	$12.5	$(24.0)	$(8.9)
Amortization	8.0	8.1	—	16.1
Depreciation	2.8	2.1	0.2	5.1
Revenue reduction from purchase accounting	3.7	—	—	3.7
Non-operating expenses(1)	—	—	14.9	14.9
Adjusted EBITDA	$17.1	$22.7	$(8.9)	$30.9
Income from operations as % of revenue	5.0%	13.5%	n.a.	(6.2%)
Adjusted EBITDA as % of adjusted revenue	30.7%	24.6%	n.a.	20.9%

(1)	Non-operating expenses above exclude $0.1 million recorded to Other (income) expense, net in the unaudited interim condensed consolidated statement of operations.

	For the Three Months Ended September 30, 2020
($ in millions)	Medical	Industrial	Corporate & Other	Consolidated
Revenues	$20.4	$94.2	$—	$114.6
Revenue reduction from purchase accounting	—	—	—	—
Adjusted Revenues	$20.4	$94.2	$—	$114.6
Income from operations	$4.0	$11.4	$(10.8)	$4.6
Amortization	2.4	9.8	—	12.2
Depreciation	1.9	2.4	—	4.3
Revenue reduction from purchase accounting	—	—	—	—
Non-operating expenses	—	—	2.9	2.9
Adjusted EBITDA	$8.3	$23.6	$(7.9)	$24.0
Income from operations as % of revenue	19.6%	12.1%	n.a.	4.0%
Adjusted EBITDA as % of adjusted revenue	40.7%	25.1%	n.a.	20.9%

The following tables present a reconciliation of non-GAAP Adjusted Revenue Organic Net Sales for the three-month and nine-month periods ended September 30, 2021, 2020 and 2019.

For the three months ended September 30, 2021, 2020 & 2019

$ in millions

			Δ%
	Sep-21	Sep-20	Total	Organic	Acquisitions	FX
Medical	$55.7	$20.4	173.0%	10.8%	162.3%	0.0%
Industrial	92.3	94.2	-2.0%	-2.4%	0.0%	0.4%

Total Adjusted Revenue	$148.0	$114.6	29.1%	-0.1%	28.9%	0.3%

Deferred revenue purchase accounting adj.	(3.7)	—

Revenue (GAAP, as reported)	$144.3	$114.6

			Δ%
	Sep-20	Sep-19	Total	Organic	Acquisitions	FX
Medical	$20.4	$15.1	35.2%	-6.0%	39.8%	1.3%
Industrial	94.2	80.0	17.8%	11.3%	3.6%	2.9%

Total Adjusted Revenue	$114.6	$95.1	20.5%	8.5%	9.4%	2.6%

Deferred revenue purchase accounting adj.	—	—

Revenue (GAAP, as reported)	$114.6	$95.1

For the nine months ended September 30, 2021, 2020 & 2019

$ in millions

			Δ%
	Sep-21	Sep-20	Total	Organic	Acquisitions	FX
Medical	$167.3	$53.8	211.0%	5.0%	204.3%	1.6%
Industrial	334.9	312.0	7.3%	3.9%	0.0%	3.5%

Total Adjusted Revenue	$502.2	$365.8	37.3%	4.0%	30.1%	3.2%

Deferred revenue purchase accounting adj.	(11.7)	(0.2)

Revenue (GAAP, as reported)	$490.5	$365.6

			Δ%
	Sep-20	Sep-19	Total	Organic	Acquisitions	FX
Medical	$53.8	$37.6	43.0%	1.1%	41.7%	0.2%
Industrial	312.0	291.4	7.1%	3.6%	3.4%	0.0%

Total Adjusted Revenue	$365.8	$329.0	11.2%	3.3%	7.8%	0.0%

Deferred revenue purchase accounting adj.	(0.2)	—

Revenue (GAAP, as reported)	$365.6	$329.0